Exhibit 99.1
Comscore Announces Leadership Appointments
Algranati named CIO, Dale COO, Lieberman CTO

RESTON, VA, August 23rd, 2022 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today announced several leadership appointments.

Effective immediately, Dr. David Algranati, currently Chief Product Officer, will assume the role of Chief Innovation Officer. Dr. Algranati, who joined Comscore in 2011, previously held various roles with Simmons Market Research/Experian. As Chief Innovation Officer, Dr. Algranati will lead the company’s efforts to deliver best in class cross platform products across ad measurement, content measurement, and planning solutions to help solve some of the most complex problems for the industry.

Additionally, Greg Dale has been appointed as Chief Operating Officer. Dale, who was part of the Comscore team from 1999 to 2016, recently rejoined Comscore through the 2021 acquisition of the social media measurement company, Shareablee, where he also served as Chief Operating Officer.

During his prior time with Comscore, he held various leadership roles including Chief Operating Officer, Chief Technology Officer and EVP for International Sales. Dale also previously held senior leadership roles at Persado, and Paragren Technologies. As Chief Operating Officer, he will report to CEO Jon Carpenter and will lead key functions overseeing technology, business and sales operations, along with product execution and delivery across Comscore’s Local and National TV and syndicated digital offerings. As COO, Dale will spearhead Comscore’s efforts to drive focused execution and greater profitability.

Jon Lieberman, who also joined Comscore through the Shareablee acquisition, will assume the role of Chief Technology Officer. He has extensive experience starting successful tech companies as a founder, developer, leader, and innovator at companies including Advanced Motion Technologies, OpenSlate, RapidRatings, InfiniteAgent and others. Lieberman will report to Dale and will lead Comscore’s engineering, infrastructure, and development teams.

“Comscore is highly focused on delivering currency grade solutions across linear and digital platforms while driving profitable growth,” says Carpenter. “The changes we are announcing today are reflective of the way we intend to operate going forward, driving discipline, focus, and innovation so that we can meet – or exceed – our customers’ needs for best-in-class solutions that drive outcomes for our clients. David, Greg and Jon have significant experience leading through periods of growth and innovation and have a deep understanding of our industry and the needs of our clients. I am looking forward to working alongside them, and the rest of the leadership team, to deliver success for our employees, customers and shareholders.”

Comscore also announced that Chris Wilson, Chief Commercial Officer, will be leaving the company. “Chris has been a key member of Comscore’s leadership team. During his tenure with Rentrak, and then Comscore, Chris was responsible for many of the partnerships and customer engagements that are core to our success today,” says Carpenter. “I join the Board and the rest of Comscore in thanking Chris for all he has done for the company over the past twelve years.”

“I want to thank Comscore for allowing me to part of a company that represents the future of media measurement, and I am very grateful to have been part of it. As I move on to my next endeavor, I look forward to watching Comscore transform the media landscape,” says Wilson.

Following Wilson’s departure, Chief Revenue Officer Carol Hinnant will report to Carpenter, along with EVP, Digital and Chief Marketing Officer Tania Yuki.

-end-

About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore’s expectations, plans and opinions regarding executive leadership changes, product innovation, operational execution, future growth and profitability. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Press
Bill Daddi
Daddi Brand Communications
646-370-1341
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com